Exhibit 99.1
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                                                                   MAXCOR
FOR IMMEDIATE RELEASE                                     ----------------------
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                        NEW ORDER IN NTL BANKRUPTCY COURT
                    MATTER TEMPORARILY EXTENDS INTERIM RELIEF
                      PENDING POSSIBLE FURTHER PROCEEDINGS

       (New York, New York - January 30, 2003) - Maxcor Financial Inc., the U.S. broker-dealer subsidiary of Maxcor Financial Group Inc. (Nasdaq: MAXF), announced today that the United States Bankruptcy Court for the Southern District of New York has issued a new order in the dispute swirling around the settlement of when-issued trading contracts effected in the common stock of NTL Inc. prior to NTL's emergence from bankruptcy on January 10th.

       The new order, issued yesterday afternoon, extends until 5:00 p.m. on February 5, 2003 - after which time it dissolves - the interim relief granted to Maxcor and other participants in the when-issued market pursuant to the Court's prior order of January 16, 2003. The prior order gave sellers the right to require buyers, subject to a full reservation of rights, to settle their transactions on a 1-for-4 reverse split adjusted basis in order to reflect the three-fourths reduction in capitalization that NTL effected upon its emergence from bankruptcy. Because the prior order was entered on an emergency basis, without the commencement of formal adversary proceedings against all of the parties affected thereby, the new order extends the duration of the interim relief for an additional week to provide parties who wish to seek to continue its provisions on a permanent injunctive basis or to obtain alternative relief a prior opportunity to commence the proceedings necessary to do so before the interim relief ends.

       The new order states that it should not "be interpreted as suggesting or implying any findings of fact or conclusions of law with respect to any issue," and expressly reserves the rights of all parties.

       Maxcor stated that it continues to assess its next actions, which may include additional proceedings in the Bankruptcy Court or elsewhere. Although many of Maxcor's counterparties, in accordance with the January 16th order, have settled their when-issued transactions on a split-adjusted basis, others have not. Given that the Court's actions to date expressly reserve the rights of all parties, Maxcor cautioned that it could not currently predict with any certainty the ultimate outcome of the settlement disputes, or whether its previously announced estimate of their possible financial impact will be mitigated.

       Maxcor Financial Inc. is an SEC-registered broker-dealer, specializing in institutional sales and trading operations in high-yield and distressed debt, municipal bonds, convertible securities and equities. Through its Euro Brokers division, Maxcor is also a leading domestic and international inter-dealer broker specializing in U.S. Treasury and federal agency bonds and repurchase agreements, emerging market debt products and other fixed income securities. Maxcor is a subsidiary of Maxcor Financial Group Inc., www.maxf.com, which
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employs approximately 500 persons worldwide and maintains principal offices in
New York, London and Tokyo.

FOR FURTHER INFORMATION, PLEASE CONTACT:

            Roger Schwed (Maxcor - New York)
            212-748-7000 (office)


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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe our current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond our control. Actual results or performance could differ materially from what we expect. Uncertainties include factors such as: market and economic conditions, including the level of trading volumes in the instruments we broker and interest rate volatilities; the scope of the New York financial community's recovery, in general, from the World Trade Center terrorist attacks; the effects of any additional terrorist acts or acts of war and governments' military and other responses to them; the scope of our recoveries from insurers; the success of possible remedies discussed in this release; the success of our technology development and deployment; the status of our relationships with employees, clients, business partners, vendors and clearing firms; possible third-party litigations or regulatory actions against us or other unanticipated contingencies; the scope of our trading gains and losses; the actions of our competitors; and government regulatory changes. Reference is made to the "Cautionary Statements" section of our 2001 Annual Report on Form 10-K and to our subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and we do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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